                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                NOVEMBER 12, 1998


                             BOSTON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)




         DELAWARE                   1-13087                04-2473675
(State or other jurisdiction        (Commission File       (I.R.S. employer
         of incorporation)            Number)                Identification No.)



                               8 ARLINGTON STREET
                           BOSTON, MASSACHUSETTS 02116
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                 (617) 859-2600

         Boston Properties, Inc. (the "Company") hereby amends its Current Report on Form 8-K dated November 12, 1998, filed with the Securities and Exchange Commission on November 25, 1998, to (i) add Item 5 below to describe certain 1998 acquisitions that are individually insignificant under Rule 3-14 of Regulation S-X, but when aggregated with all other individually insignificant 1998 acquisitions are significant under Rule 3-14 and (ii) amend Item 7 in its entirety to include required financial statements, pro forma financial information and certain exhibits.


ITEM 5.  OTHER EVENTS


         On June 25, 1998, the Company acquired University Place, an approximately 196,000 square foot Class A office property located in Cambridge, Massachusetts, for a total purchase price of approximately $37.0 million. The Company financed the acquisition with cash.



         On November 3, 1998, the Company acquired Reservoir Place, an approximately 530,000 square foot Class A office property located in Waltham, Massachusetts, for a total purchase price of approximately
$104.2 million. The Company financed the acquisition through the issuance of common operating partnership units valued at approximately
$27.1 million and the assumption of debt with a fair value of approximately $77.1 million.



         The agreements made in connection with the acquisition of Reservoir Place and University Place (the "Properties"), were negotiated at arms length between the Company and representatives of the transferors. Neither the Company, any subsidiary of the Company nor any director or officer of the Company was affiliated with or had a material relationship with the transferors. In determining the price to purchase the Properties, the Company evaluated various factors, including, among others, the existing leases, which are the primary source of revenue, the occupancy rates, the competitive nature of the markets and comparative rental rates. Current and anticipated operating expenses, maintenance and repair costs, real estate taxes and capital improvement requirements were also evaluated. After reasonable inquiry, the Company is not aware of any material factors (other than those stated above) which would cause the reported financial information not to be indicative of future operating results.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)      Financial Statements of Assets Acquired:


         Statement of Revenue over Certain Operating Expenses of University Place for the fiscal year ended September 30, 1997 and (unaudited) for the period from October 1, 1997 through June 24, 1998 (date of acquisition).


         Statement of Revenue over Certain Operating Expenses of Reservoir Place for the year ended December 31, 1997 and (unaudited) for the nine months ended September 30, 1998.


         Combined Statement of Revenue over Certain Operating Expenses of the Embarcadero Center Portfolio for the year ended December 31, 1997 and (unaudited) for the nine months ended September 30, 1998.



(b)      Pro Forma Financial Information:


         The information contained in the following pro forma financial statements assumes that both phases of the Embarcadero Center acquisition have occurred in accordance with the agreements filed on November 12, 1998.


         Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 (unaudited).


         Pro Forma Condensed Consolidated and Combined Statements of Income for the nine months ended September 30, 1998 (unaudited) and for the year ended December 31, 1997 (unaudited).

(c)      Exhibits

         EXHIBIT NO.


         23.1     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.



         23.2     Consent of KPMG LLP, Independent Accountants.


         99.1 Purchase and Sale Agreement, dated as of November 12, 1998, by and between Two Embarcadero Center West and BP OFR LLC.*


         99.2 Contribution Agreement, dated as of November 12, 1998, by and among the Company, the Operating Partnership, Embarcadero Center Investors Partnership ("ECIP") and the partners in ECIP listed on Exhibit A thereto.*


         99.3 Contribution Agreement, dated as of November 12, 1998, by and among the Company, the Operating Partnership, Three Embarcadero Center West ("Three ECW") and the partners in Three ECW listed on Exhibit A thereto.*

         99.4 Three ECW Redemption Agreement, dated as of November 12, 1998, by and among Three ECW, the Operating Partnership, BP EC West LLC, Prudential, PIC Realty Corporation ("PIC") and Prudential Realty Securities II, Inc. ("PRS II").*

         99.5 Three ECW Property Contribution Agreement, dated as of November 12, 1998, by and among Three ECW, Prudential, PIC, PRS II, the Operating Partnership, the Company and BP EC West LLC.*

         99.6 Registration Rights and Lock-Up Agreement, dated November 12, 1998, by and among the Company, the Operating Partnership and the Holders named therein.*

         99.7 Third Amended and Restated Partnership Agreement of One Embarcadero Center Venture, dated as of November 12, 1998, by and between Boston Properties LLC ("BPLLC"), as managing general partner, BP EC1 Holdings LLC ("BP EC1 LLC"), as non-managing general partner, and PIC, as non-managing general partner.*

         99.8 Third Amended and Restated Partnership Agreement of Embarcadero Center Associates, dated as of November 12, 1998, by and between BPLLC, as managing general partner, BP EC2 Holdings LLC ("BP EC2 LLC"), as non-managing general partner, and PIC, as non-managing general partner.*

         99.9 Second Amended and Restated Partnership Agreement of Three Embarcadero Center Venture, dated as of November 12, 1998, by and between BPLLC, as managing general partner, BP EC3 Holdings LLC ("BP EC3 LLC"), as non-managing general partner, and Prudential, as non-managing general partner.*

         99.10 Second Amended and Restated Partnership Agreement of Four Embarcadero Center Venture, dated as of November 12, 1998, by and between BPLLC, as managing general partner, BP EC4 Holdings LLC ("BP EC4 LLC"), as non-managing general partner, and Prudential, as non-managing general partner.*

         99.11 Note Purchase Agreement, dated as of November 12, 1998, by and between Prudential Realty Securities, Inc. ("PRS") and One Embarcadero Center Venture.*

         99.12 Note Purchase Agreement, dated as of November 12, 1998, by and between PRS and Embarcadero Center Associates.*

         99.13 Note Purchase Agreement, dated as of November 12, 1998, by and between PRS and Three Embarcadero Center Venture.*

         99.14 Note Purchase Agreement, dated as of November 12, 1998, by and between PRS and Four Embarcadero Center Venture.*

         99.15 Redemption Agreement, dated as of November 12, 1998, by and among One Embarcadero Center Venture, BPLLC, BP EC1 LLC and PIC.*

         99.16 Redemption Agreement, dated as of November 12, 1998, by and among Embarcadero Center Associates, BPLLC, BP EC2 LLC and PIC.*

         99.17 Redemption Agreement, dated as of November 12, 1998, by and among Three Embarcadero Center Venture, BPLLC, BP EC3 LLC and Prudential.*

         99.18 Redemption Agreement, dated as of November 12, 1998, by and among Four Embarcadero Center Venture, BPLLC, BP EC4 LLC and Prudential.*

         99.19 Option and Put Agreement, dated as of November 12, 1998, by and between One Embarcadero Center Venture and Prudential.*

         99.20 Option and Put Agreement, dated as of November 12, 1998, by and between Embarcadero Center Associates and Prudential.*

         99.21 Option and Put Agreement, dated as of November 12, 1998, by and between Three Embarcadero Center Venture and Prudential.*

         99.22 Option and Put Agreement, dated as of November 12, 1998, by and between Four Embarcadero Center Venture and Prudential.*

         99.23 Stock Purchase Agreement, dated as of September 28, 1998, by and between the Company and Prudential.*

         99.24 Certificate of Designations for the Series Two Preferred Units, dated November 12, 1998.*

         99.25 Certificate of Designations for the Series Three Preferred Units, dated November 12, 1998.*

         99.26 Form of Certificate of Designations for the Series A Preferred Stock.*


-------------------------------
*Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    January 26, 1999


                             BOSTON PROPERTIES, INC.



                             By: /S/ DAVID G. GAW
                                 -------------------------
                                 David G. Gaw
                                 Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Boston Properties, Inc.:

         We have audited the accompanying statement of revenue over certain operating expenses of University Place in Cambridge, Massachusetts (the "Property") for the fiscal year ended September 30, 1997. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.


         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.


         The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.

         In our opinion, the statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of the Property for the fiscal year ended September 30, 1997 in conformity with generally accepted accounting principles.





                                           /s/ PricewaterhouseCoopers LLP




December 11, 1998

                                UNIVERSITY PLACE
              STATEMENT OF REVENUE OVER CERTAIN OPERATING EXPENSES
                                 (in thousands)




                                                     For the                  For the Period
                                                    year ended              from October 1, 1997
                                                 September 30, 1997         through June 24, 1998
                                                 ------------------         ---------------------
                                                                                 (Unaudited)

Revenue:

              Base rent                               $ 5,381                     $ 4,085
              Recoveries from tenants                     222                         159
              Garage, net                               1,132                         870
                                                      -------                     -------
                                                        6,735                       5,114
                                                      -------                     -------

Certain operating expenses:

              Repairs and maintenance                     247                         220
              Utilities                                   330                         218
              General and administrative                  291                         267
              Janitorial and cleaning                     168                         131
              Security                                     92                          66
              Insurance                                    30                          23
              Ground rent                                 566                         425
              Real estate taxes                         1,248                         920
                                                      -------                     -------
                                                        2,972                       2,270
                                                      -------                     -------
Excess of revenue over certain operating expenses     $ 3,763                     $ 2,844
                                                      -------                     -------
                                                      -------                     -------





                 The accompanying notes are an integral part of the statement.

                                UNIVERSITY PLACE
                          NOTES TO STATEMENT OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES
                             (dollars in thousands)


1.       DESCRIPTION OF THE PROPERTY

                  The accompanying statement of revenue over certain operating expenses (the "Statement") includes the operations of an approximately 196,000 square foot Class A office property known as University Place, (the "Property") located in Cambridge, Massachusetts. The Property was acquired on June 25, 1998 by Boston Properties, Inc. from an unrelated third party.

2.       BASIS OF ACCOUNTING

                  The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, certain interest costs, corporate expenses and certain other costs not directly related to the future operations of the Property.

3.       SIGNIFICANT ACCOUNTING POLICIES

         RENTAL REVENUE

                  Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $233 and $72 for the fiscal year ended September 30, 1997 and for the period from October 1, 1997 through June 24, 1998 (unaudited), respectively.

         UNAUDITED INTERIM INFORMATION

                  The statement of revenue over certain operating expenses for the period from October 1, 1997 through June 24, 1998 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such Statement have been included. The results of operations for the period are not necessarily indicative of future results of operations.

                                UNIVERSITY PLACE
                          NOTES TO STATEMENT OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES
                             (dollars in thousands)



         RISKS AND UNCERTAINTIES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4.       DESCRIPTION OF LEASING ARRANGEMENTS

                  The space is leased to tenants under leases with terms that vary in length. Minimum lease payments excluding reimbursement clauses and renewal options to be received during the next five years and thereafter for noncancelable operating leases in effect at September 30, 1997 are as follows:

               YEAR ENDING
               SEPTEMBER 30,                    (IN THOUSANDS)
               ------------
               1998..........................       $5,433
               1999..........................        5,216
               2000..........................        3,587
               2001..........................        2,976
               2002..........................        2,981
               Thereafter....................        8,297




                  As of September 30, 1997, three tenants occupied approximately 65% of the leasable square feet and represented approximately 67% of the contract rent.

5.       GROUND RENT

                  The Property is subject to a ground lease that expires December 31, 2028 (the "Ground Lease"). The Ground Lease, as amended, requires a minimum payment of $500 per annum, plus the greater of escalation rent and percentage rent, as defined in the agreement. The ground lease provides the holder with an option to purchase the lease interest commencing January 1, 2001. The purchase option is at the greater of the fair market value or a calculated amount as defined in the agreement.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Boston Properties, Inc.:

         We have audited the accompanying statement of revenue over certain operating expenses of Reservoir Place in Waltham, Massachusetts (the "Property") for the year ended December 31, 1997. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.


         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.


         The accompanying statement of revenue over certain operating expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission, and excludes certain expenses described in Note 2, and therefore is not intended to be a complete presentation of the Property's revenue and expenses.

         In our opinion, the statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of the Property for the year ended December 31, 1997 in conformity with generally accepted accounting principles.





                                          /s/ PricewaterhouseCoopers LLP




December 18, 1998

                                 RESERVOIR PLACE
              STATEMENT OF REVENUE OVER CERTAIN OPERATING EXPENSES
                                 (in thousands)




                                                                                     For the
                                                                For the             nine months
                                                               year ended              ended
                                                           December 31, 1997       September 30, 1998
                                                           -----------------      -------------------
                                                                                    (Unaudited)


Revenue:

              Base rent                                       $ 11,387                 $ 9,414
              Recoveries from tenants                              835                     657
              Other income                                          58                      16
                                                               -------                --------
                                                                12,280                  10,087
                                                               -------                --------
Certain operating expenses:


              Repairs and maintenance                              714                     644
              Janitorial and cleaning                              463                     420
              Security                                             179                     153
              Utilities                                            201                     236
              General and administrative                           109                      84
              Insurance                                             93                      81
              Real estate taxes                                  1,741                   1,315
              Interest expense                                   6,038                   4,528
                                                               -------                --------
                                                                 9,538                   7,461
                                                               -------                --------
Excess of revenue over certain operating expenses              $ 2,742                 $ 2,626
                                                               -------                --------
                                                               -------                --------



             The accompanying notes are an integral part of the Statement.

                                 RESERVOIR PLACE
                          NOTES TO STATEMENT OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES
                             (dollars in thousands)

1.       DESCRIPTION OF THE PROPERTY


                  The accompanying statement of revenue over certain operating expenses (the "Statement") includes the operations of an approximately 530,000 square foot Class A office property known as Reservoir Place, (the "Property") located in Waltham, Massachusetts. The Property was acquired on November 3, 1998 by Boston Properties, Inc. from an unrelated third party.


2.       BASIS OF ACCOUNTING


                  The accompanying Statement has been prepared on the accrual basis of accounting. The Statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, property management fees, certain interest costs, corporate expenses and certain other costs not directly related to the future operations of the Property.


3.       SIGNIFICANT ACCOUNTING POLICIES

         RENTAL REVENUE

                  Rental income is recognized on the straight-line method over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $149 and $37 for the year ended December 31, 1997 and for the nine months ended September 30, 1998 (unaudited), respectively.

         UNAUDITED INTERIM INFORMATION

                  The statement of revenue over certain operating expenses for the nine months ended September 30, 1998 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such Statement have been included. The results of operations for the period are not necessarily indicative of future results of operations.

         RISKS AND UNCERTAINTIES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                 RESERVOIR PLACE
                          NOTES TO STATEMENT OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES
                             (dollars in thousands)

4.       DESCRIPTION OF LEASING ARRANGEMENTS

                  The space is leased to tenants under leases with terms that vary in length. Minimum lease payments excluding reimbursement clauses and renewal options to be received during the next five years and thereafter for noncancelable operating leases in effect at December 31, 1997 are as follows:

               YEAR ENDING
               DECEMBER 31,                        (IN THOUSANDS)
               ------------
               1998............................       $12,866
               1999............................        11,935
               2000............................         9,620
               2001............................         7,409
               2002............................         3,642
               Thereafter......................         3,988




                  As of December 31, 1997, three tenants occupied approximately 37% of the leasable square feet and represented approximately 33% of the contract rent.


5.       DEBT ASSUMPTION

                  In connection with the acquisition, the mortgage debt (the "Note") encumbering the Property totaling $66,444 at December 31, 1997 was assumed. The terms of the Note were modified upon assumption to eliminate current principal payments. The Note requires interest only payments through May 1, 1999 at an interest rate of 9.0866% and principal and interest payments at an interest rate of 9.6457% thereafter until maturity on November 1, 2006.

                  Principal payments due on the Note during the next five years and thereafter are approximately as follows:

                1998....................            $   --
                1999....................                326
                2000....................                603
                2001....................                712
                2002....................              1,342
                Thereafter                           63,461

6.       RELATED PARTY TRANSACTIONS


                 The property reimbursed an affiliate for salary and wages and administrative costs totaling approximately $337 and $255 for the year ended December 31, 1997 and the nine month period ended September 30, 1998 (unaudited), respectively.

                          Independent Auditors' Report


The Board of Directors and Stockholders of
Boston Properties, Inc.:



We have audited the accompanying Combined Statement of Revenue over Certain Operating Expenses (the Statement) of the Embarcadero Center Portfolio, which is comprised of One Embarcadero Center, Two Embarcadero Center, Three Embarcadero Center, Four Embarcadero Center, Two Embarcadero Center West and Three Embarcadero Center West, for the year ended December 31, 1997. The Statement is the responsibility of management. Our responsibility is to express an opinion on the Statement based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared to comply with the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and excludes certain expenses, described in note 2, that would not be comparable to those resulting from the proposed future operations of the properties. It is not intended to be a complete presentation of the operations of the properties.


In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue over certain operating expenses, as described in Note 2, of the Embarcadero Center Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                              /s/   KPMG LLP



San Francisco, California
December 18, 1998

                          EMBARCADERO CENTER PORTFOLIO
          COMBINED STATEMENTS OF REVENUE OVER CERTAIN OPERATING EXPENSES
                                (in thousands)




                                                                                           For the
                                                                     For the             nine months
                                                                   year ended               ended
                                                                  December 31,          September 30,
                                                                      1997                  1998
                                                                ------------------    ------------------
                                                                                         (Unaudited)
Rental:
     Office rent (note 5)                                    $         93,594      $         72,990
     Retail rent                                                        8,925                 6,591
     Escalation                                                         2,672                 2,281
     Retail area charges                                                2,592                 1,935
                                                                ------------------    ------------------
                 Total rental                                         107,783                83,797

Other:
     Storage                                                              505                   378
     Parking (note 5)                                                   7,854                 6,546
     Other income                                                       3,130                 2,594
                                                                ------------------    ------------------
                 Total other                                           11,489                 9,518
                                                                ------------------    ------------------
     Total revenue                                                    119,272                93,315
                                                                ------------------    ------------------

Certain operating expenses (notes 5 and 6):
     Utilities                                                          8,259                 6,649
     Security                                                           3,427                 2,565
     Repairs and maintenance                                           16,167                11,876
     Advertising and promotions                                         1,576                 1,088
     Insurance                                                          4,150                 2,501
     Property tax                                                       6,154                 5,005
     Interest on assumed loan                                          10,618                 5,578
     Other                                                              1,291                   955
                                                                ------------------    ------------------
                 Total expenses                                        51,642                 36,217
                                                                ------------------    ------------------
                 Excess of revenue over certain
                 operating expenses                            $       67,630       $         57,098
                                                                ------------------    ------------------
                                                                ------------------    ------------------





See accompanying notes to combined statements of revenue over certain operating expenses.

                               EMBARCADERO CENTER
                       NOTES TO COMBINED STATEMENT OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES
                             (dollars in thousands)



(1)    DESCRIPTION OF THE PROPERTIES



       The accompanying statements of revenue over certain operating expenses (the "Statement") includes the collective operations of the Embarcadero Center Portfolio, which is comprised of six Class A buildings with approximately 3.6 million square feet of net rentable office space, 354,000 square feet of retail space and 2,090 underground parking spaces, known as One Embarcadero Center, Two Embarcadero Center, Three Embarcadero Center, Four Embarcadero Center, Two Embarcadero Center West, and Three Embarcadero Center West (the "Properties") located in San Francisco, California. The Properties were acquired by Boston Properties, Inc. on November 12, 1998 from an unrelated third party.


(2)    BASIS OF ACCOUNTING


       The accompanying Statement has been prepared on the accrual method of accounting. The Statements have been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, these Statements exclude certain historical expenses not comparable to the operations of the Properties after acquisition such as amortization, depreciation, administrative and management fees and interest as these expenses would not be comparable to the proposed future operations of the Properties.


       The acquisition of the Properties may result in a new valuation for purposes of determining future property tax assessments.

(3)    SIGNIFICANT ACCOUNTING POLICIES

     (A)      RENTAL REVENUE

              Rental income of the Properties is recognized on a straight-line basis over the terms of the related leases. The excess of recognized rentals over amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment increased revenue by approximately $431 for the year ended December 31, 1997 and decreased revenue by approximately $148 for the nine months ended September 30, 1998 (unaudited).

     (B)      UNAUDITED INTERIM INFORMATION


              The statement of revenue over certain operating expenses for the nine months ended September 30, 1998 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such combined statement have been included.


     (C)      RISKS AND UNCERTAINTIES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                               EMBARCADERO CENTER
                      NOTES TO COMBINED STATEMENT OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES
                             (dollars in thousands)




(4)    DESCRIPTION OF LEASING ARRANGEMENTS

       The office and retail space is leased to tenants under leases with terms that vary in length. Minimum lease payments excluding reimbursement clauses, percentage lease revenue of $663 and renewal options to be received during the next five years and thereafter under noncancelable operating leases in effect at December 31, 1997 are as follows:


              YEAR ENDING DECEMBER 31:                    (IN THOUSANDS)
              ------------------------                    --------------
                      1998                                   $ 100,414
                      1999                                      91,165
                      2000                                      82,546
                      2001                                      74,271
                      2002                                      61,618
                      Thereafter                               190,737


(5)    RELATED PARTY TRANSACTIONS


       During the year ended December 31, 1997, affiliates of the Properties leased space, including parking spaces, at the Properties. In 1997, parking revenue includes approximately $579 from leased parking spaces with affiliates and rental revenue includes $1,196 from leased facilities with affiliates.



       The Properties reimburse an affiliate for their pro rata share of advertising and promotions expense. In addition, the Properties reimburse the affiliate for salaries and wages, including benefits, of affiliate employees who work on the Properties. Such salaries and wages are included in security, repairs and maintenance, administration, advertising and promotions, and other expenses line items.


       Included in the Statement are the following fees and reimbursements:

                                                               1997
                                                             --------
              Security                                       $  138
              Repairs and maintenance                            56
              Advertising and promotions                        374
              Other expenses                                    100
                                                             --------
                                                             $  668
                                                             --------
                                                             --------


       The Properties participate in an insurance purchasing arrangement administered by an affiliate whereby the affiliate purchases certain insurance for the Properties and are reimbursed for such cost. The affiliate is not an insurer under the arrangement. The total reimbursements to the affiliate during 1997 totaled $73.

                               EMBARCADERO CENTER
                      NOTES TO COMBINED STATEMENT OF REVENUE
                         OVER CERTAIN OPERATING EXPENSES
                             (dollars in thousands)



(6)    DEBT ASSUMPTION


       In connection with the acquisition of the Embarcadero Center Portfolio Boston Properties, Inc. assumed a mortgage note payable secured by the Four Embarcadero Center property. The assumed note had resulted from a refinancing that was completed as of January 26, 1998. The interest expense reflected in the Statement relates to the debt assumed. Prepayment penalties and related swap termination costs incurred in 1998 are not reflected in the accompanying financial statements. The principal amount of the note assumed was $108,698. The note bears interest at a fixed rate of 6.83% and is payable in equal monthly installments, including principal and interest, of $766. The note is based on a 25 year amortization schedule, with the remaining principal balance due and payable at maturity on February 1, 2008.

                             BOSTON PROPERTIES, INC.
                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
           NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1998
                                   (Unaudited)


The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet of Boston Properties, Inc. (the "Company") is presented as if the acquisitions subsequent to September 30, 1998, Embarcadero Center and Reservoir Place (the "Acquisition Properties"), had been consummated on September 30, 1998.



This Pro Forma Consolidated financial information should be read in conjunction with Form 10-Q for the nine months ended September 30, 1998 (unaudited).



The following Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transactions had been consummated on September 30, 1998 nor does it purport to represent the future financial position of the Company.

                            Boston Properties
              Pro Forma Condensed Consolidated Balance Sheet
                          September 30, 1998
                             (unaudited)
                       (dollars in thousands)



                                                ----------------   -----------
                                                     BOSTON        ACQUISITION
                                                PROPERTIES, INC.    PROPERTIES       PRO FORMA
                                                ----------------   -----------      -----------
                   ASSETS

Real Estate and equipment:                         $3,562,645       $1,312,022       $4,874,667
     Less accumulated depreciation                   (335,821)          --             (335,821)
                                                ----------------   -----------      -----------
          Total real estate and equipment           3,226,824        1,312,022 (A)    4,538,846

   Cash and cash equivalents                           15,544                            15,544
   Escrows                                             19,668           --               19,668
   Tenant and other receivables                        33,160           --               33,160
   Accrued rental income                               67,692                            67,692
   Deferred charges                                    41,244            2,013 (B)       43,257
   Prepaid expenses and other assets                   23,064           --               23,064
   Investment in joint ventures                        32,136           --               32,136
                                                ----------------   -----------      -----------
          Total assets                             $3,459,332       $1,314,035       $4,773,367
                                                ----------------   -----------      -----------
                                                ----------------   -----------      -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Mortgage notes payable                          $1,752,430       $  807,128 (C)   $2,559,558
   Unsecured line of credit                           195,000           93,447 (C)      288,447
   Accounts payable and accrued expenses               41,502           --               41,502
   Accrued interest payable                             4,784           --                4,784
   Other liabilities                                   26,357           --               26,357
                                                ----------------   -----------      -----------
          Total liabilities                         2,020,073          900,575        2,920,648


Minority interests                                    462,015          413,460 (D)      875,475
Stockholders' equity:
   Excess stock, $.01 par value, 150,000,000
     shares authorized, none issued and
     outstanding
   Preferred stock, $.01 par value, 50,000,000
     shares authorized, none issued or
     outstanding
   Common Stock: $.01 par value, 250,000,000
     shares authorized, 63,527,552 issued and
     outstanding                                          635           --                  635
   Additional paid in capital                         949,972           --              949,972
   Retained earnings                                   26,637           --               26,637
                                                ----------------   -----------      -----------
          Total stockholders' equity                  977,244           --              977,244
                                                ----------------   -----------      -----------
               Total liabilities and
                 stockholders' equity              $3,459,332       $1,314,035       $4,773,367
                                                ----------------   -----------      -----------
                                                ----------------   -----------      -----------

                             BOSTON PROPERTIES, INC.


            NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)


(A) Represents the acquisition price, including closing costs, of the Acquisition Properties as follows:


              Embarcadero Center (1)...................     $1,207,834
              Reservoir Place (2)......................        104,188
                                                            ----------
                       Total Acquired Properties            $1,312,022
                                                            ----------
                                                            ----------



          1) The acquisition of the Embarcadero Center includes the issuance of $386.4 million in Preferred Operating Partnership
              Units (the "Preferred Units), the assumption of debt and new mortgage acquisition financing totaling $730,000 and a draw from the Unsecured Line of Credit of approximately $91,434.
          2) The acquisition of Reservoir Place was funded through the assumption of mortgage debt with a fair value of $77,128 and the issuance of approximately $27,060 of Operating Partnership Units (the "OP Units").



(B) Represents costs incurred to refinance debt in connection with the acquisition of Embarcadero Center.



(C) Represents the following debt transactions related to the Acquired
    Properties:


         MORTGAGE NOTES PAYABLE

Mortgage assumed in connection with the acquisition of Embarcadero Center............................ $    108,698

Mortgage financing in connection with the acquisition of Embarcadero Center ..........................     621,302

Mortgage assumed in connection with the acquisition of Reservoir Place at
fair value ...........................................................................................      77,128
                                                                                                          --------
Net increase in mortgage notes payable ...............................................................    $807,128
                                                                                                          --------
                                                                                                          --------

UNSECURED LINE OF CREDIT

Draw down on Unsecured Line of Credit in connection with the acquisition and
refinancing of Embarcadero Center ....................................................................    $ 93,447
                                                                                                          --------



(D) Adjustment to minority interest to reflect change as a result of the increase in outstanding OP Units as a result of the issuance of OP Units with a fair value of approximately $27.1 million in connection with the acquisition of Reservoir Place and the issuance of Preferred Units of $386.4 million in connection with the acquisition of Embarcadero Center.

                             BOSTON PROPERTIES, INC.
                        PRO FORMA CONDENSED CONSOLIDATED
                        AND COMBINED STATEMENTS OF INCOME
                           For the nine months ended
                September 30, 1998 and the year ended December 31, 1997
                                   (Unaudited)



The accompanying unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 1998 and for the year ended December 31, 1997 are presented as if the following transactions had occurred on January 1, 1997: (i) the consummation of the initial public offering (the "Initial Offering") and related formation transactions, (ii) the consummation of the second offering and private sale of common stock, (iii) the acquisition of the previously completed 1997 acquisitions reported on Form 8-K's previously filed with the Securities and Exchange Commission (the "1997 Acquired Properties"), (iv) the 1998 acquisitions for which financial statements are required to be filed pursuant to Rule 3-14 (the "1998 Acquired Properties"),
(v) the closing of mortgage financing and refinancings, and (vi) the drawdown on the Unsecured Line of Credit as a result of acquisitions.


The operations of the hotel properties and certain parking garages have been included in the pro forma financial information pursuant to participating lease agreements for the Company to continue to qualify as a REIT under IRC
Section 856.


This Pro Forma Condensed Consolidated and Combined Statements of Income should be read in conjunction with the historical consolidated and combined financial statement and notes thereto of the Company and the Predecessor Company, reported on Form 10-K for the year ended December 31, 1997 and on Form 10-Q for the nine month period ended September 30, 1998.



The unaudited Pro Forma Condensed Consolidated financial information prepared by Boston Properties' management is not necessarily indicative of what the actual results of operations would have been for the nine month period ended September 30, 1998 or for the year ended December 31, 1997, had the previously described transactions actually occurred on January 1, 1997 and the effect thereof carried forward through the nine month period ended September 30, 1998, nor do they purport to present the future results of operations of the Company.

                          Boston Properties, Inc.
      Pro Forma Condensed Consolidated and Combined Statements of Income
                For the nine months ended September 30, 1998
                               (unaudited)
                (dollars in thousands, except per share date)



                                                                  Boston
                                                             Properties, Inc.
                                                            ------------------
                                                               Nine months
                                                                  ended              1998          Other
                                                            September 30, 1998   Acquisitions   Adjustments      Pro Forma
                                                            ------------------   ------------   -----------      ---------
                                                                                      (A)
Revenue:
    Rental
         Base rent                                               $286,610          $155,457                      $442,067
         Recoveries from tenants                                   33,027            13,602                        46,629
         Parking and other                                          5,880            13,373                        19,253
                                                                 --------          --------         -------      --------
              Total rental revenue                                325,517           182,432                       507,949
    Development and management services                             8,893                                           8,893
    Interest and other                                              9,410                          $ (8,353)(B)     1,057
                                                                 --------          --------         -------      --------
              Total revenue                                       343,820           182,432          (8,353)      517,899
                                                                 --------          --------         -------      --------
Expenses
    Rents:
         Operating                                                 50,444            41,780                        92,224
         Real estate taxes                                         46,744            17,994                        64,738
    General and administrative                                     16,750               -             2,325 (C)    19,075
    Interest                                                       81,926            16,251          44,177 (D)   142,354
    Depreciation and amortization                                  51,212            30,559 (E)                    81,771
                                                                 --------          --------         -------      --------
         Total expenses                                           247,076           106,584          46,502       400,162
                                                                 --------          --------         -------      --------
Income before minority interests                                   96,744            75,848         (54,855)      117,737
Minority interest in property partnership                            (390)              -               -            (390)
                                                                 --------          --------         -------      --------
Income before minority interest in Operating Partnership
    and extraordinary item                                         96,354            75,848         (54,855)      117,347
Minority interest in Operating Partnership                        (25,025)              -           (20,374)(F)   (45,399)
                                                                 --------          --------         -------      --------
Income before extraordinary item                                 $ 71,329          $ 75,848        $(75,229)     $ 71,948
                                                                 --------          --------         -------      --------
                                                                 --------          --------         -------      --------
Income before extraordinary item per common share-basic          $   1.19                                           $1.13
                                                                 --------                                        ---------
                                                                 --------                                        ---------
Weighted average number of common shares outstanding-basic         60,101                                           63,528
                                                                 --------                                        ---------
                                                                 --------                                        ---------

                             BOSTON PROPERTIES, INC
                        NOTES TO THE PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENTS OF INCOME
                             (dollars in thousands)


(A) Reflects the historical results of operations, as adjusted for base rent, interest and depreciation, for the 1998 Acquired Properties for the nine months ended September 30, 1998 as follows:



                                       Riverfront     Mulligan/       Carnegie       Prudential      Metropolitan
                                       Plaza (1)      Griffin(1)      Center (1)     Center (1)       Square (1)
                                      -----------    ------------    ----------    --------------    ------------
Revenue:
       Rental:
          Base rent                    $  1,121      $  2,357         $ 13,857       $ 30,098         $ 10,282
          Adjustment (2)                   --            --                537          1,791              209
                                       --------      --------         --------       --------         --------
                Total base rent           1,121         2,357           14,394         31,889           10,491
          Recoveries from tenants           217           526            3,449          3,959              474
          Other                             117           530              232          2,391             --
                                       --------      --------         --------       --------         --------
                Total rental revenue      1,455         3,413           18,075         38,239           10,965

Expenses:
       Operating                            255           387            3,087          8,097            1,819
       Real estate taxes                    137           135            2,127          7,084            1,589
       Interest                            --             677            2,076 (3)        --             3,922 (4)
       Depreciation and amortization        236           452            2,588          4,879            1,832
                                       --------      --------         --------       --------         --------
                Total expenses              628         1,651            9,878         20,060            9,162
                                       --------      --------         --------       --------         --------
Net income                             $    827      $  1,762         $  8,197       $ 18,179         $  1,803
                                       --------      --------         --------       --------         --------
                                       --------      --------         --------       --------         --------





                                      University     Embarcadero      Reservoir      Total 1998
                                       Place (1)      Center (1)      Place (1)      Acquisitions
                                     ------------   ------------    ------------    --------------
Revenue:
       Rental:
          Base rent                    $  2,672      $ 79,581         $  9,414       $149,382
          Adjustment (2)                     33         3,449               56          6,075
                                       --------      --------         --------       ---------
                Total base rent           2,705        83,030            9,470        155,457
          Recoveries from tenants           104         4,216              657         13,602
          Other                             569         9,518               16         13,373
                                       --------      --------         --------       ---------
                Total rental revenue      3,378        96,764           10,143        182,432

Expenses:
       Operating                            883        25,634            1,618         41,780
       Real estate taxes                    602         5,005            1,315         17,994
       Interest                              --         5,578            3,998 (5)     16,251
       Depreciation and amortization        353        18,632            1,587         30,559
                                       --------      --------         --------       ---------
                Total expenses            1,838        54,849            8,518        106,584
                                       --------      --------         --------       ---------
Net income                             $  1,540      $ 41,915         $  1,625       $  75,848
                                       --------      --------         --------       ---------
                                       --------      --------         --------       ---------

          (1)  Reflects results of operations prior to acquisition.

          (2) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1997.

          (3) Includes an adjustment of $15 to reflect effective interest expense on the mortgage debt assumed.

          (4) Includes an adjustment of ($1,098) to reflect effective interest expense on the mortgage debt assumed.

          (5) Includes an adjustment of ($530) to reflect effective interest expense on the mortgage debt assumed.

(B) Reflects the net decrease in interest income as a result of cash used to acquire the 1998 Acquired Properties.

(C) Reflects an incremental increase in general and administrative costs related to the 1998 Acquired Properties and the establishment of regional offices.

(D) Reflects increase in interest expense as a result of the following transactions:

Interest on mortgage acquisition financing of Embarcadero Center in the principal
amount of $621,302 computed at an average interest rate of 6.63% .....................   $ 30,894

Interest on mortgage acquisition financing of the Prudential Center in the principal amount of $300,000 computed at an interest rate of 6.72%
 . ....................................................................................     10,108

Interest on Unsecured Line of Credit as a result of the 1998 Acquired Properties .....      4,694

Interest on mortgage acquisition financing of Riverfront Plaza in the principal amount
of $121,800 computed at an interest rate of 6.61% ....................................        485

Amortization of deferred financing fees as a result of approximately $2.0 million of fees associated with the mortgage financing of Embarcadero
Center. The deferred fees are amortized over a weighted average of 8.7
years ................................................................................        173

Interest reduction on refinancing and partial paydown of the Mulligan/Griffin
Portfolio loans ......................................................................     (1,377)

Interest reduction on paydown of $30 million related to the 875 Third Avenue
mortgage loan ........................................................................       (800)
                                                                                         --------
Net increase in interest expense .....................................................   $ 44,177
                                                                                         --------
                                                                                         --------

(E) Detail of pro forma depreciation expense is presented below for the 1998 Acquired Properties:



                                         PURCHASE               PRO FORMA
     PROPERTIES                            PRICE               DEPRECIATION(1)
     -----------------------------      ---------------      -----------------
     Riverfront Plaza(2)                  $ 174,361                 236
     Mulligan/Griffin Portfolio(2)          257,890                 452
     Carnegie Center Portfolio (2)          276,000               2,588
     Prudential Center(2)                   518,982               4,879
     Metropolitan Square(2)                 175,000               1,832
     Embarcadero Center                   1,207,834              18,632
     Reservoir Place                        104,188               1,587
     University Place(2)                     37,000                 353
                                                             -----------------
                                                               $ 30,559
                                                             -----------------
                                                             -----------------



     (1) Represents depreciation expense on the properties which has been calculated over 40 years for the building and over the life of the lease for tenant improvements.

     (2) Reflects pro forma depreciation expense for the period prior to acquisition.

                              BOSTON PROPERTIES, INC
                         NOTES TO THE PRO FORMA CONDENSED
                         CONSOLIDATED STATEMENTS OF INCOME
                             (dollars in thousands)



(F) Reflects the adjustment for the Operating Partnership unit holders' share of pro forma income before extraordinary items, including a distribution on the preferred units.

                            Boston Properties, Inc.
             Pro Forma Condensed Consolidated Statements of Income
                      For the year ended December 31, 1997
                                  (unaudited)
                 (dollars in thousands, except per share data)




                                                                                 Boston
                                                                               Properties
                                                            Boston             Predecessor
                                                         Properties, Inc.          Group
                                                        -----------------      -------------       Pro Forma Adjustments
                                                          June 23, 1997         Jan.1, 1997                          IPO
                                                                to                  to            Formation       Acquisition
                                                        December 31, 1997      June 22, 1997     Transactions      Property
                                                        -----------------      -------------     ------------     -----------
                                                                                                     (A)               (B)
Revenue:
        Rental:
               Base rent                                   $ 126,401           $  80,122         $   9,396       $   1,498
               Recoveries from tenants                        12,564              10,283              --               101
               Parking and other                                 676               3,397            (1,061)            --
                                                           ---------           ---------         ---------       ---------
                       Total rental revenue                  139,641              93,802             8,335           1,599
        Hotel                                                   --                31,185           (31,185)            --
        Development and management services                    3,813               3,685              (452)            --
        Interest and other                                     2,189               1,146              (352)            --
                                                           ---------           ---------         ---------       ---------
                       Total revenue                         145,643             129,818           (23,654)          1,599
                                                           ---------           ---------         ---------       ---------
Expenses:
        Rental:
               Operating                                      19,591              13,650              (353)            437
               Real estate taxes                              20,502              13,382             1,345             172
        Hotel:
               Operating                                        --                20,938           (20,938)            --
               Real estate taxes                                --                 1,514            (1,514)            --
        General and administrative                             6,689               5,116               391             --
        Interest                                              38,264              53,324           (28,151)            --
        Depreciation and amortization                         21,719              17,054               124             210
                                                           ---------           ---------         ---------       ---------
                       Total expenses                        106,765             124,978           (49,096)            819
                                                           ---------           ---------         ---------       ---------
Income before minority interests                              38,878               4,840            25,442             780
Minority interest in property partnership                       (215)               (235)             --               --
                                                           ---------           ---------         ---------       ---------
Income before minority interest in Operating Partnership
and extraordinary item                                        38,663               4,605            25,442             780
Minority interest in Operating Partnership                   (11,437)                --               --               --
                                                           ---------           ---------         ---------       ---------
Income before extraordinary item                           $  27,226           $   4,605         $  25,442       $     780
                                                           ---------           ---------         ---------       ---------
                                                           ---------           ---------         ---------       ---------
Income before extraordinary item per common share-basic    $    0.70
                                                           ---------
                                                           ---------
Weighted average number of common shares outstanding-basic    38,694
                                                           ---------
                                                           ---------

























                                                                                  Pro Forma Adjustments
                                                         --------------------------------------------------------------------
                                                             1997                1998               Other
                                                         Acquisitions         Acquisitions        Adjustments       Pro Forma
                                                         ------------         ------------        -----------       ---------
                                                              (C)                 (C)
Revenue:
        Rental:
        Base rent                                          $  54,440           $ 277,152              --         $ 549,009
        Recoveries from tenants                                7,639              30,027              --            60,614
               Parking and other                                 347              18,520              --            21,879
                                                           ---------           ---------         ---------       ---------
                       Total rental revenue                   62,426             325,699              --           631,502
        Hotel                                                   --                 --
        Development and management services                                                           --             7,046
        Interest and other                                                                       $  (2,983)(D)         --
                                                           ---------           ---------         ---------       ---------
                       Total revenue                          62,426             325,699            (2,983)        638,548
                                                           ---------           ---------         ---------       ---------
Expenses:
        Rental:
               Operating                                      14,580              75,816                           123,721
               Real estate taxes                              13,049              33,026                            81,476
        Hotel:
               Operating                                                                                               --
               Real estate taxes                                                                                       --
        General and administrative                                                                   4,300 (E)      16,496
        Interest                                              11,138              36,851            87,182 (F)     198,608
        Depreciation and amortization                          7,709              55,583(G)                        102,399
                                                           ---------           ---------         ---------       ---------
                       Total expenses                         46,476             201,276            91,482         522,700
                                                           ---------           ---------         ---------       ---------
Income before minority interests                              15,950             124,423           (94,465)        115,848
Minority interest in property partnership                       --                 --                 --              (450)
                                                           ---------           ---------         ---------       ---------
Income before minority interest in Operating Partnership
and extraordinary item                                        15,950             124,423           (94,465)        115,398
Minority interest in Operating Partnership                      --                 --              (42,638) (H)    (54,075)
                                                           ---------           ---------         ---------       ---------
Income before extraordinary item                           $  15,950           $ 124,423         ($137,103)      $  61,323
                                                           ---------           ---------         ---------       ---------
                                                           ---------           ---------         ---------       ---------
Income before extraordinary item per common share-basic                                                          $    0.97
                                                                                                                 ---------
                                                                                                                 ---------
Weighted average number of common shares outstanding-basic                                                          63,528
                                                                                                                 ---------
                                                                                                                 ---------

                          BOSTON PROPERTIES, INC.
                      NOTES TO THE PRO FORMA CONDENSED
                 CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

                           (DOLLARS IN THOUSANDS)


Notes to the Pro Forma Consolidated and Combined Statement of Income for the year ended December 31, 1997

(A) Reflects the pro forma Formation Transactions adjustment summary for the period from January 1, 1997 to June 22, 1997 (the "Predecessor Period").


                                                     Rent
                                                    Hotels                               Interest    Property     Property
Pro Forma                                             and    Parking   Hotel     Mgmt       and      Operating   Real Estate
Adjustments                                         Garage   Income   Revenue    Fees      Other      Expenses       Taxes
-----------                                         ------   ------   --------   ----    --------    ---------   -----------
(1) Assignment of contracts......................                                $(452)
(2) Equity investment income.....................                                          $  21
(3) Operation of hotels and garage...............           $(1,061) $(31,185)                      $(353)        $1,345
(4) Rental of hotels and garage..................   $9,396
(5) General and administrative...................
(6) Amortization of deferred financing costs.....
(7) Release of restricted cash...................                                           (373)
(8) Depreciation expense.........................
(9) Mortgage interest............................
                                                    ------   -------  --------   -----    -----      -----       -------
    Pro Forma Formation Transactions adjustment
     summary total                                  $9,396   $(1,061) $(31,185)  $(452)   $(352)     $(353)       $1,345
                                                    ------   -------  --------   -----    -----      -----       -------
                                                    ------   -------  --------   -----    -----      -----       -------

                                                                         Hotel
                                                         Hotel            Real      General
Pro Forma                                              Operating         Estate        &          Interest      Depreciation
Adjustments                                            Expenses          Taxes       Admin         Expense        Expense
-----------                                            ---------         ------     -------       --------      ------------
(1) Assignment of contracts......................                                    $(430)
(2) Equity investment income.....................
(3) Operation of hotels and garage..............      $(20,938)         $(1,514)
(4) Rental of hotels and garage..................
(5) General and administrative...................                                      821
(6) Amortization of deferred financing costs.....                                                  $   (189)
(7) Release of restricted cash...................
(8) Depreciation expense.........................                                                                $124
(9) Mortgage interest............................                                                   (27,962)
                                                       --------          -------     ------        --------      ----
    Pro Forma Formation Transactions adjustment
     summary total                                     $(20,938)         $(1,514)    $ 391         $(28,151)     $124
                                                       --------          -------     ------        --------      ----
                                                       --------          -------     ------        --------      ----

    (1) In connection with the Formation Transactions, certain third-party management contracts were assigned to the Development and Management Company. As a result of the assignment, operating income, expenses and overhead attributable to the contracts were reflected in the operations of the Development and Management Company as detailed below:

       Management services............................................... $ 452
       General and administrative expenses...............................  (430)
                                                                          -----
            Manager contract income...................................... $  22
                                                                          -----
                                                                          -----

    (2) The Operating Partnership holds a 95% economic interest in the Development and Management Company and records an equity interest of $21 on the $22 net income.
    (3) In connection with the Formation Transactions, the Operating Partnership entered into participating leases for the operation of the hotels and parking garage. As a result of these agreements, revenue and expenses will not be reflected from the operation of these businesses.
    (4) Represents rental income from the leasing of the hotels and parking garage owned by the Operating Partnership. The hotel lease arrangements are with an affiliate.
    (5) Reflects an increase of $821 in general and administrative expenses as a result of operating as a public company.
    (6) Reflects the net increase of $290 in the amortization of deferred financing costs for the $1,800 fee and related professional costs on the Unsecured Line of Credit, less a net reduction of $479 in amortization of deferred financing costs related to debt paid off with the Initial Offering proceeds.
    (7) Reflects the decrease in interest income as a result of the release of cash previously required to be held in escrow per the terms of the various mortgage note payable agreements.
    (8) Reflects the increase in depreciation from depreciating over 40 years the pro forma increase in real estate from the purchase of limited partners' interests and transfer cost paid.
    (9) Reflects the repayment of a portion of the existing mortgage indebtedness from proceeds of the Initial Offering for the Predecessor


Period:


                                                                 Principal    Interest
Properties                                                         Amount        Rate      Interest
----------                                                       ---------    --------    --------
599 Lexington Avenue.........................................    $225,000       7.00%     $  7,547
Two Independence Square......................................     122,505       7.90%        4,637
One Independence Square......................................      78,327       7.90%        2,965
2300 N Street................................................      66,000       7.00%        2,214
Capital Gallery..............................................      60,559       8.24%        2,391
Ten Cambridge Center.........................................      25,000       7.57%          907
191 Spring Street............................................      23,883       8.50%          973
Bedford Business Park........................................      23,376       8.50%          952
10 & 20 Burlington Mall Road.................................      16,621       8.33%          663
Cambridge Center North Garage................................      15,000       7.57%          544
91 Hartwell Avenue...........................................      11,322       8.33%          452
92 & 100 Hayden Avenue.......................................       9,057       8.33%          362
Montvale Center..............................................       7,969       8.59%          328
Newport Office Park..........................................       6,874       8.13%          268
Hilltop Business Center......................................       4,750       7.00%          159
                                                                                          --------
   Total.....................................................                               25,362
Historical interest expense- Predecessor Period..............                              (53,324)
                                                                                          --------
Pro forma interest expense adjustment for the
 Predecessor Period..........................................                             $(27,962)
                                                                                          --------
                                                                                          --------

(B) Reflects the results of operations, as adjusted for depreciation, of the Newport Office Park, acquired concurrent with the Initial Offering, for the period from January 1, 1997 to June 22, 1997 (the acquisition date).

(C) Reflects the historical results of operations, as adjusted for base rent, interest and depreciation, for the 1997 and 1998 Acquired Properties for the year ended December 31, 1997 as follows:


                                       280 Park Ave    100 East Pratt    875 Third Ave     Total 1997
                                           (1)              (1)               (1)         Acquisitions
                                       ------------    --------------    -------------    ------------
Revenue:
  Rental:
    Base rent                             $17,012          $10,924           $18,646         $46,582
    Adjustment(2)                           7,437              397                24           7,858
                                         ---------        ---------         ---------       ---------
        Total rental revenue               24,449           11,321            18,670          54,440
    Recoveries from tenants                 1,707            2,133             3,799           7,639
    Parking and other                          80              267                --             347
                                         ---------        ---------         ---------       ---------
        Total revenue                      26,236           13,721            22,469          62,426
                                         ---------        ---------         ---------       ---------

Expenses:
  Rental:
    Operating                               7,772            3,453             3,355          14,580
    Real estate taxes                       6,677            1,541             4,831          13,049
  Interest
  Depreciation and amortization             3,355            1,934             2,420           7,709
                                         ---------        ---------         ---------       ---------
        Total expenses                     17,804            6,928            21,744          46,476
                                         ---------        ---------         ---------       ---------
Net income                               $  8,432         $  6,793          $    725        $  15,950
                                         ---------        ---------         ---------       ---------
                                         ---------        ---------         ---------       ---------



          (1)  Reflects results of operations prior to acquisition.
          (2) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1997.
          (3) Includes an adjustment of ($675) to reflect effective interest on the mortgage debt assumed.



                                                 Riverfront     Mulligan/     Carnegie       Prudential        Metropolitan
                                                   Plaza         Griffin       Center          Center             Square
                                                ------------   ----------    ----------      ----------       --------------
Revenue:
      Rental:
           Base rent                              $ 17,299      $ 25,924     $ 27,294        $ 56,052         $ 19,255
           Adjustment (1)                              909           464        1,127           3,542              148
                                                  --------      --------     --------        --------         --------
                  Total base rent                   18,208        26,388       28,421          59,594           19,403
           Recoveries from tenants                   2,891         5,314        7,128           7,273            1,100
           Parking and Other                           454           --           427           4,960              --
                                                  --------      --------     --------        --------         --------
                  Total rental revenue              21,553        31,702       35,976          71,827           20,503

Expenses:
      Rental:
           Operating                                 3,954         3,927        7,034          19,368            3,180
           Real estate taxes                         1,625         1,608        4,253          13,543            2,854
      Interest                                         --          8,692(2)     4,835(3)          --             7,334(4)
      Depreciation and amortization                  3,923         5,480        5,175           9,731            3,500
                                                  --------      --------     --------        --------         --------
                  Total expenses                     9,502        19,707       21,297          42,642           16,868
                                                  --------      --------     --------        --------         --------
Net income                                        $ 12,051      $ 11,995     $ 14,679        $ 29,185         $  3,635
                                                  --------      --------     --------        --------         --------
                                                  --------      --------     --------        --------         --------


                                                Embarcadero      Reservoir    University     Total 1998
                                                   Center          Place         Place       Acquisitions
                                                -----------      ---------    ----------     ------------
Revenue:
      Rental:
           Base rent                              $102,519      $ 11,387     $  5,381         $265,111
           Adjustment (1)                            5,706            78           67           12,041
                                                  --------      --------     --------         --------
                  Total base rent                  108,225        11,465        5,448          277,152
           Recoveries from tenants                   5,264           835          222           30,027
           Other                                    11,489            58        1,132           18,520
                                                  --------      --------     --------         --------
                  Total rental revenue             124,978        12,358        6,802          325,699
                                                  --------      --------     --------         --------

Expenses:
      Rental:
           Operating                                34,870         1,759        1,724           75,816
           Real estate taxes                         6,154         1,741        1,248           33,026
      Interest                                      10,618         5,372(5)       --            36,851
      Depreciation and amortization                 24,912         2,122          740           55,583
                                                  --------      --------     --------         --------
                  Total expenses                    76,554        10,994        3,712          201,276
                                                  --------      --------     --------         --------
Net income                                        $ 48,424      $  1,364     $  3,090         $124,423
                                                  --------      --------     --------         --------
                                                  --------      --------     --------         --------


          (1) Represents an adjustment to straight-line rent based on the pro forma acquisition date of January 1, 1997.
          (2) Includes an adjustment of ($1,671) to reflect the effective interest expense of the mortgage debt assumed.
          (3) Includes and adjustment of $28 to reflect effective interest expense on the mortgage debt assumed.
          (4) Includes an adjustment of ($2,255) to reflect effective interest expense on the mortgage debt assumed.
          (5) Includes an adjustment of ($666) to reflect effective interest expense on the mortgage debt assumed.

(D) Reflects reduction in interest income as a result of cash used for the acquisition of properties.

(E) Reflects an incremental increase in general and administrative costs related to the 1997 and 1998 Acquired Properties and the establishment of regional offices.

(F) Reflects increase in interest expense as a result of the following transactions:

Interest on mortgage acquisition financing of Embarcadero Center in the principal
amount of $621,302 computed at an average interest rate of 6.63% .....................   $ 41,192

Interest on mortgage acquisition financing of the Prudential Center in the principal
amount of $300,000 computed at an interest rate of 6.72% .............................     20,160

Interest on Unsecured Line of Credit as a result of the 1997 and 1998 Acquired
Properties ...........................................................................     14,526

Interest on mortgage acquisition financing of 280 Park Avenue in the original principal amount of $220 million computed at an interest rate of
7.00% for the period January 1, 1997 to September 11, 1997 (date of
acquisition) .........................................................................     10,675

Interest on mortgage acquisition financing of Riverfront Plaza in the principal amount
of $121,800 computed at an interest rate of 6.61% ....................................      8,051

                             BOSTON PROPERTIES, INC
                        NOTES TO THE PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENTS OF INCOME
                             (dollars in thousands)



Amortization of deferred financing fees as a result of approximately $2.0 million of fees associated with the mortgage financing of Embarcadero
Center. The deferred fees are amortized over a weighted average of 8.7
years ................................................................................        231

Amortization of deferred financing fees for the period from January 1, 1997 to September 11, 1997 (date of acquisition) as a result of approximately
$1.1 million of fees associated with the mortgage financing of 280 Park
Avenue. The deferred financing fees are amortized over the five year term
of the loan ..........................................................................        153

Interest reduction on refinancing and partial paydown of the Mulligan/Griffin
Portfolio loans ......................................................................     (5,406)

Interest reduction on paydown of $30 million related to the 875 Third Avenue
mortgage loan ........................................................................     (2,400)
                                                                                         --------

Net increase in interest expense .....................................................   $ 87,182
                                                                                         --------
                                                                                         --------

(G) Detail of pro forma depreciation expense is presented below for the 1998 Acquired Properties:


                                             Purchase               Pro forma
     Properties                                Price               Depreciation(1)
     -----------------------------       ------------------      ---------------
     Riverfront Plaza                       $ 174,361               $  3,923
     Mulligan/Griffin Portfolio               257,890                  5,480
     Carnegie Center Portfolio                276,000                  5,175
     Prudential Center                        518,982                  9,731
     Metropolitan Square                      175,000                  3,500
     Embarcadero Center                     1,207,834                 24,912
     Reservoir Place                          104,188                  2,122
     University Place                          37,000                    740
                                                                  --------------
                                                                    $ 55,583
                                                                  --------------
                                                                  --------------



     (1) Represents depreciation expense on the properties which has been calculated over 40 years for the building and over the life of the lease for tenant improvements.


(H) Reflects the adjustment for the operating partnership unit holders' share of pro forma income before extraordinary items, including the distribution on the preferred units.